UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2015

ALLEGHANY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square Tower, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 752-1356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2015, at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Alleghany Corporation (“Alleghany”), Alleghany’s stockholders approved the Alleghany 2015 Directors’ Stock Plan (the “2015 Directors’ Plan”) and the Alleghany 2015 Management Incentive Plan (the “2015 Management Incentive Plan”). The following descriptions of the 2015 Directors’ Plan and 2015 Management Incentive Plan are qualified in their entirety by reference to the full text of such documents, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Pursuant to the 2015 Directors’ Plan, each year as of the first business day following an annual meeting of stockholders, each individual who was elected, re-elected or continues to serve as a member of Alleghany’s Board of Directors (the “Board”) and who is not an employee of Alleghany or any of its subsidiaries will receive, at the individual director’s election, either a number of shares of restricted common stock or restricted stock units (each equivalent to one share of common stock) equal to $130,000 (or such higher amount determined by the Board from time to time) divided by the average of the closing sales prices of the common stock on the 30 consecutive trading days preceding the grant date as reported by the New York Stock Exchange. Such shares of restricted common stock or restricted stock units are subject to potential forfeiture until the first annual meeting of stockholders following the date of grant and are subject to restrictions upon transfer until the third anniversary of the date of grant. The 2015 Directors’ Plan will be administered by the Board.

Under the 2015 Management Incentive Plan, the Compensation Committee of the Board (the “Compensation Committee”) may grant to participants: (i) incentive compensation bonus awards structured to qualify (“Qualifying Incentives”) as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) incentive compensation bonus awards not intended to satisfy the requirements of Section 162(m) of the Code (“Non-Qualifying Incentives”). Qualifying Incentives shall be payable to a participant as a result of the satisfaction of performance goals in respect of the calendar year or such other period, not to be less than six months, as is selected by the Compensation Committee (a “Performance Period”). A Non-Qualifying Incentive may be awarded by the Compensation Committee to any participant at any time before, during or following the completion of any Performance Period and may, but need not, be conditioned upon the achievement of any performance goals established by the Compensation Committee. The 2015 Management Incentive Plan will be administered by the Compensation Committee.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 24, 2015, at the Annual Meeting: (i) four directors were elected to serve for three-year terms on the Board; (ii) the 2015 Directors’ Plan was approved; (iii) the 2015 Management Incentive Plan was approved; (iv) the selection of Ernst & Young LLP as Alleghany’s independent registered public accounting firm for the 2015 fiscal year was ratified; and (v) an advisory vote on Alleghany executive compensation was approved. Set forth below are the voting results for each of the matters voted on at the Annual Meeting:

		For	Against	Abstain	Broker Non-Votes

(i)	Election of Directors

	(a) John G. Foos	14,111,918	10,139	10,872	682,165

	(b) William K. Lavin	13,977,217	144,738	10,974	682,165

	(c) Phillip M. Martineau	14,070,324	51,670	10,935	682,165

	(d) Raymond L.M. Wong	14,112,729	8,838	11,362	682,165

(ii)	Approval of the 2015 Directors’ Plan	13,988,224	131,881	12,824	682,165

(iii)	Approval of the 2015 Management Incentive Plan	13,977,984	140,167	14,778	682,165

(iv)	Ratification of the selection of Ernst & Young LLP as Alleghany’s independent registered public accounting firm for the 2015 fiscal year	14,787,624	15,681	11,789	N/A

(v)	Advisory vote on Alleghany’s executive compensation	13,665,749	350,603	116,577	682,165

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	2015 Directors’ Stock Plan
10.2	2015 Management Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHANY CORPORATION

Date: April 24, 2015	By:	/s/ John L. Sennott, Jr.
		Name:	John L. Sennott, Jr.
		Title:	Senior Vice President

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	2015 Directors’ Stock Plan
10.2	2015 Management Incentive Plan